UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 of 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2015

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or		Identification No.)
organization)

405 Park Avenue, 14th Floor

New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Amendment to Summit Agreements

On July 15, 2015, American Realty Capital Hospitality Trust, Inc. (the “Company”), through a wholly owned subsidiary of the Company’s operating partnership, entered into an amendment to each (collectively, the “Amendments”) of two separate agreements (the “First Summit Agreement” and the “Second Summit Agreement” and, collectively, the “Summit Agreements”) the Company entered into on June 2, 2015 to purchase fee simple interests in an aggregate portfolio of 26 hotels containing an aggregate of 2,793 guestrooms (the “Summit Portfolio”) from affiliates of Summit Hotel OP, LP, the operating partnership of Summit Hotel Properties, Inc. (collectively, the “Summit Sellers”), for an aggregate cash purchase price of approximately $351.4 million, subject to closing prorations and other adjustments.

The Summit Sellers do not have any material relationship with the Company or its subsidiaries, other than through the Summit Agreements as amended by the Amendments and other related contracts to be entered into upon closing of the transactions described in the Summit Agreements.

The material terms of the Summit Agreements are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 8, 2015.

Pursuant to each of the Summit Agreements, the Company had the right, during a due diligence period that was scheduled to expire on July 15, 2015, to elect to terminate the applicable Summit Agreement and obtain a refund of the initial deposit, and the Company was obligated to make additional earnest money deposits of approximately $25.2 million on the last day of the due diligence period unless it elected to terminate the applicable Summit Agreement during the due diligence period. Under the Amendments, the expiration of this due diligence period was extended to July 21, 2015, and the due dates of the additional earnest money deposits were revised as follows: $5.0 million due and payable on July 21, 2015, the last day of the due diligence period, and the remaining $20.2 million due and payable on July 28, 2015. Accordingly, on July 21, 2015, unless the Company has elected to terminate the applicable Summit Agreement during the due diligence period, the Company will become obligated to make the $25.2 million of additional earnest money deposits on the amended due dates described above, and the Company will no longer have the right to terminate the Summit Agreements and obtain a refund of either the initial or the additional deposits, except in certain limited circumstances. The Company retains the right to terminate the Summit Agreements and obtain a refund of all previously paid deposits if the aggregate estimated cost for the property improvement plans required by the franchisors exceeds an amount agreed to by the Company and the Summit Sellers pursuant to the Summit Agreements, and the Summit Sellers do not elect to pay such excess.

 The summaries of the material terms of the Amendments are not intended to be complete and are qualified in their entirety by reference to the full text of the Amendments. The Company will file the Amendments as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 or an earlier filing with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: July 21, 2015	By:	/s/ Jonathan P. Mehlman
	Name:	Jonathan P. Mehlman
	Title:	Chief Executive Officer and President